                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 11, 2001


                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 5.  Other events and Regulation FD Disclosure.

                                                           FOR IMMEDIATE RELEASE
                                                              September 10, 2001
                                                            CONTACT: Jim Coppins
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.20 per share to shareholders of record September 14, 2001, payable September 28, 2001. President Curt Carter is pleased to announce that this dividend, a direct result of continued quality earnings of the Corporation, is the 144th consecutive cash dividend paid to shareholders.